                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [x]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [x] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                              Navarre Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                               NAVARRE CORPORATION
                             7400 49TH AVENUE NORTH
                            NEW HOPE, MINNESOTA 55428
                         -------------------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                SEPTEMBER 5, 2002
                ------------------------------------------------


The Annual Meeting of the Shareholders of Navarre Corporation will be held Thursday, September 5, 2002 at 3:30 p.m., local time, at the Marquette Hotel, St. Croix River Room, Third Floor, 710 Marquette Avenue, Minneapolis, Minnesota, 55402, for the following purposes:

         1. To elect two directors to hold office for a term of three years or until their successors are elected and qualified;

         2. To transact such other business as may properly come before the meeting or any adjournments thereof.


Shareholders of record at the close of business on July 12, 2002 will be entitled to vote at the meeting or any adjournments or postponements thereof. All shareholders are cordially invited to attend the meeting.

If you do not expect to be present at the meeting, you are requested to fill in, date and sign the enclosed proxy and to mail it promptly in the enclosed envelope to make sure that your shares are represented at the meeting. You may also vote your shares by telephone or through the Internet by following the instructions we have provided on the proxy form. In the event you decide to attend the meeting in person, you may, if you desire, revoke your proxy and vote your shares in person, even if you have previously submitted a proxy in writing, by telephone or through the Internet.

                                             By Order of the Board of Directors


                                             /s/ Charles E. Cheney

                                             Charles E. Cheney
                                             Secretary


July 29, 2002

                               NAVARRE CORPORATION
                             7400 49TH AVENUE NORTH
                            NEW HOPE, MINNESOTA 55428
                                 (763) 535-8333
                       -----------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                SEPTEMBER 5, 2002
                       -----------------------------------


                             SOLICITATION OF PROXIES


This Proxy Statement is being furnished to our shareholders in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Shareholders to be held on Thursday, September 5, 2002 at 3:30 p.m., local time, at The Marquette Hotel, St. Croix River Room, Third Floor, 710 Marquette Avenue, Minneapolis, Minnesota, and at any adjournments or postponements thereof. This Proxy Statement and accompanying proxy are first being mailed to our shareholders on or about August 1, 2002.

The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by us. We do not intend to solicit proxies other than by use of the mail, but certain of our officers and regular employees or our subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

Only shareholders of record as of the close of business on July 12, 2002 will be entitled to vote at the Annual Meeting. On that date, we had outstanding 21,616,187 shares of common stock, no par value, each of which is entitled to one vote per share on each matter to be voted upon at the Annual Meeting.

The enclosed proxy may be revoked at any time before it is voted by the execution and delivery of a proxy bearing a later date or by notification in writing given to our Secretary prior to the meeting. The enclosed proxy may also be revoked by attending the meeting and electing to vote in person. The enclosed Board of Directors' proxy, when properly signed and returned to us, will be voted at the Annual Meeting as directed therein. Proxies in which no direction is given with respect to the various matters of business to be transacted at the meeting will be voted FOR the election of the nominees for the Board of Directors named in this Proxy Statement and for any other matter presented by the Board of Directors. While the Board of Directors knows of no matters to be presented at the Annual Meeting or any adjournment thereof, all proxies returned to us will be voted on any such matter in accordance with the judgment of the proxy holders.

A quorum, consisting of a majority of the shares of common stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting. If an executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by the proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in "street name" which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, the shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matters.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of July 1, 2002 with respect to the beneficial ownership of our common stock by (i) all persons who are known by us to hold five percent or more of our common stock, (ii) each of our directors and our current Named Executive Officers, and (iii) all our directors and officers as a group.

                    NAME AND ADDRESS                   AMOUNT AND NATURE OF
                  OF BENEFICIAL OWNER                BENEFICIAL OWNERSHIP (1)          PERCENT OF CLASS
        -----------------------------------------------------------------------------------------------
        Eric H.Paulson (2)                                  2,585,558                        11.8%
        Charles E. Cheney                                     762,720                         3.5%
        James Gilbertson                                       22,000                          *
        James G. Sippl                                         35,600                          *
        Michael L. Snow                                        25,600                          *
        Alfred Teo                                            310,600                         1.4%
        Tom Weyl                                               30,000                          *
        Dickinson G. Wiltz                                    155,000                          *
        All directors and executive
          officers as a group (8 persons)                   3,927,078                        17.7%

*Indicates ownership of less than one percent.

(1) Includes shares of common stock issuable upon exercise of outstanding options exercisable within sixty days of July 1, 2002 in the following amounts:
Eric H. Paulson -- 205,000 shares; Charles E. Cheney -- 187,000 shares; James Gilbertson -- 20,000 shares; James G. Sippl -- 25,600 shares; Michael L. Snow -- 25,600 shares; Alfred Teo -- 20,800 shares; Tom Weyl -- no shares; Dickinson G. Wiltz -- 24,400 shares; all directors and executive officers as a group -- 508,400 shares.
(2) Mr. Paulson's address is 7400 -- 49th Avenue North, New Hope, Minnesota
55428.

                              ELECTION OF DIRECTORS

Pursuant to the terms of our Amended and Restated Articles of Incorporation, directors are divided into three classes, with the term of one class expiring each year. As the term of each class expires, the successors to the directors in that class will be elected for a term of three years. The terms of Messrs. Eric
H. Paulson and James G. Sippl expire at the Annual Meeting of Shareholders following fiscal year 2002, the terms of Messrs. Michael L. Snow and Alfred Teo expire at the Annual Meeting of Shareholders following fiscal year 2003, and the terms of Messrs. Charles E. Cheney, Tom Weyl, and Dickinson G. Wiltz expire at the Annual Meeting of Shareholders following fiscal year 2004. Vacancies on the Board of Directors and newly created directorship can be filled by vote of a majority of the directors then in office.

Two directors will be elected at the Annual Meeting to serve until the Annual Meeting of Shareholders following fiscal year 2005 or until their successors are elected and qualified. The Board of Directors has nominated for election the persons named below. The nominees are both currently directors.

The Board is proposing that the shareholders elect the named nominees. It is intended that proxies will be voted for the named nominees. Unless otherwise indicated, each director has been engaged in his present occupation as set forth below, or has been an officer with the organization indicated, for more than five years. The Board of Directors believes that the nominees named below will be able to serve, but should the nominees be unable to serve as directors, the persons named in the proxies have advised the Company that they will vote for the election of such substitute nominees as the Board of Directors may propose. The names of the nominees and other directors filling unexpired terms are set forth below.

Name and Age                      Principal Occupation and Other Directorships
------------                      --------------------------------------------
Nominees proposed for election for term expiring at the Annual Meeting following fiscal year 2005

Eric H. Paulson (57)........      Mr. Paulson is our founder and has been our
                                  President and Chief Executive Officer since our inception in 1983. Prior to 1983, Mr.
                                  Paulson served as Senior Vice President and
                                  General Manager of Pickwick Distribution
                                  Companies, a distributor of records and tapes.
                                  Mr. Paulson has been a director since 1983 except for the period January 1990 through October 1991 when Navarre was owned by Live
                                  Entertainment, Inc.

James G. Sippl (54)......         Mr. Sippl has served as a director since July
                                  1993. Mr. Sippl is President of Sippl &
                                  Associates, a financial firm focusing on mergers and acquisitions. Mr. Sippl was General Manager and Chief Financial Officer of
                                  Wealth Enhancement Group from December 1999 to
                                  December 2000. He was Chief Operating Officer of IntraNet Solutions, a software company, from January 1997 to May 1998. Mr. Sippl served as Vice President of business development with Merrill Corporation, a financial printer, from November 1990 to January 1997. Prior to joining Merrill
                                  Corporation, Mr. Sippl was President of
                                  Chicago Cutlery, a manufacturer of fine
                                  cutlery, from 1985 to 1989. Prior to that, he was a partner in a predecessor firm to PricewaterhouseCoopers LLP.

Directors serving continuing terms:

Charles E. Cheney (59).....       Mr. Cheney has served as our Vice-Chairman
                                  since November 1999. He served as our
                                  Executive Vice President and Chief Financial
                                  Officer from 1985 until December 2000 and our Chief Strategic Officer from January 2001 until July 2002. A certified public accountant, he has been a director since
                                  October 1991. In September 2001, Mr. Cheney began attending law school and began working for the Company in a part-time capacity.
                                  Beginning July 15, 2002, Mr. Cheney is on a
                                  Leave of Absence until February 2004 when he is expected to complete law school. Prior to joining Navarre, Mr. Cheney was employed by Control Data Corporation in various financial capacities for twelve years, most recently as Controller of Control Data Commerce
                                  International.

Michael L. Snow (51)......        Mr. Snow has served as a director since April
                                  1995. Mr. Snow is of counsel with the
                                  Minnesota law firm of Maslon Edelman Borman &
                                  Brand, a Limited Liability Partnership, which he joined in 1976. He has served as a director, officer or founder in numerous public and private corporations including
                                  Osmonics, Inc. and ValueVision International,
                                  Inc.(now ValueVision Media, Inc.). He
                                  currently serves as a director of New World
                                  Pasta, the largest branded pasta company in the United States, and Miller Milling Company, the largest durum miller in the United States.
                                  Mr. Snow is also a trustee of The Minneapolis
                                  Institute of Arts.

Alfred Teo (56).................. Mr. Teo has served as a director of the
                                  Company since May 1998. Mr. Teo is Chairman and Chief Executive Officer of The Sigma Plastics Group which he started in 1979. In addition, Mr. Teo is the Chairman and Chief Executive Officer of Alpha Technology, Inc.

Tom Weyl (59)..............       Mr. Weyl has served as director of the Company
                                  since July 26, 2001. Mr. Weyl is retired from
                                  Martin/Williams Advertising, a national ad agency. Prior to his retirement, Mr. Weyl served as President and Chief Creative Officer at Martin/Williams Advertising from 1973 to October 2000. He currently is serving as a director/organizer of the Royal Palm Bank of Naples, Florida. Mr. Weyl also served as director of Musicland Stores Corporation from 1992 until its acquisition by Best Buy Co., Inc. in February 2001.

Dickinson G. Wiltz (73)...        Mr. Wiltz has served as a director of the
                                  Company since October 1983. Mr. Wiltz has been a self-employed business management consultant since 1974. Prior to 1974, he served as Corporate Vice President of Dayton Hudson
                                  Corp. (now Target Corporation) and Vice
                                  President of Campbell Mithun, an advertising agency. As a board member/trustee, Mr. Wiltz served on several not-for-profit organizations including Twin City Public Television, Inc.
                                  and The Childrens Theatre Company.

DIRECTOR COMPENSATION

The non-employee members of the Board of Directors each receive a $12,000 per year retainer, paid monthly, plus $500 per board meeting attended. Under the terms of our 1992 Stock Option Plan as approved by the Company's shareholders in 1996, each non-employee director is issued on April 1 of each year, a non-qualified stock option to purchase 6,000 shares of our common stock at the fair market value on the day of the grant. Pursuant to the Plan each of Messrs. Sippl, Snow, Teo, and Wiltz received options to purchase 6,000 shares at a price of $1.406 on April 2, 2001 and each of Messrs. Sippl, Snow, Teo, Weyl and Wiltz received options to purchase 6,000 shares at a price of $1.11 per share on April 1, 2002. Options granted to non-employee director vest 20% per year beginning one year from the date of grant and expire six years from the grant date.

BOARD ACTIONS AND COMMITTEES

During fiscal 2002, the Board of Directors held four formal meetings and each director attended seventy-five percent or more of the meetings of the Board and of the committees on which the directors served. Board members also met informally during fiscal 2002 to discuss various aspects of the business affairs of the Company. The Board of Directors has established an Audit Committee, Compensation Committee, Executive Committee, Governance Committee and Acquisition Evaluation Committee. Additional information about the Audit Committee and Compensation Committee are contained in the sections "Report of the Audit Committee" and "Report of the Compensation Committee" in this Proxy Statement.

The Executive Committee of the Board of Directors for fiscal 2002 was comprised of Messrs. Cheney, Paulson, and Wiltz. The Executive Committee both monitors and counsels management in the adherence to policy, progress against approved corporate goals, strategic compliance, major capital expenditures and operating budgets. It also provides immediate interface between the Board of Directors and Senior Management. Membership includes the Board Chairman as a permanent member, plus additional directors and officers as needed. The Executive Committee held three meetings during the fiscal year ended March 31, 2002.

The Governance Committee consists of all of the outside directors. During fiscal 2002, they were Messrs. Sippl, Snow, Teo, Weyl and Wiltz. The Committee provides a forum for outside directors to address issues of Corporate Governance. It also monitors and recommends to the Board any modification of the principal elements of the charter of the Corporate Governance Committee. The committee recommends to the Board the selection and replacement, if necessary, of the CEO and periodically evaluates the performance of the CEO and the Board as a whole. The Governance Committee held two meetings during the fiscal year ended March 31, 2002.

In July 2002, the Board of Directors established the Acquisition Evaluation Committee to evaluate acquisition opportunities. Mr. Cheney is the Chairman of this Committee.

The Company does not have a nominating committee. The officers of the Company are appointed by the Board of Directors and hold office until their successors are chosen and qualified or until their earlier death, resignation or removal from office.

EXECUTIVE OFFICERS OF THE COMPANY

The Company's executive officers and other key members of management are as follows:

NAME                      AGE    POSITION WITH THE COMPANY
----                      ---    -------------------------
Eric H. Paulson            57    Chairman of the Board, President and Chief Executive Officer
Charles E. Cheney          59    Vice-Chairman, Secretary, Treasurer and Director
James Gilbertson           40    Vice President and Chief Financial Officer
Brian Burke                32    Senior Vice President and General Manager, Navarre Distribution Services
Steve Pritchitt            54    Senior Vice President and General Manager, Navarre Entertainment Media
John Turner                48    Senior Vice President, Operations
Kathleen Conlin            58    Vice President, Corporate Controller
Joyce Fleck                50    Vice President, Marketing
Margot McManus             44    Vice President, Human Resources
Ian Warfield               54    Vice President, Business Development
James Colson               41    Vice President, Business Affairs, Navarre Entertainment Media


The following is a brief summary of the business experience of each of the key members of management of the Company. Information with respect to Mr. Paulson and Mr. Cheney is set forth above under "Election of Directors."

         James Gilbertson, has been Vice President and Chief Financial Officer since joining the Company January 2001. Prior to joining Navarre, he held positions of Co-President, Chief Operating Officer and Chief Financial Officer at iNTELEFILM, formerly Children's Broadcasting Corporation from 1991 to 2001. Prior to joining iNTELEFILM, Mr. Gilbertson served as the Chief Financial Officer for Parker Communications, Inc., Minneapolis, MN from 1988 to 1991. Mr. Gilbertson is a certified public accountant and originally began his career with Ernst & Young LLP.

         Brian Burke has been Senior Vice President and General Manager, Navarre Distribution Services since April 2001. He previously served as General Manager, Computer Products Division since July 2000 and Vice President, Computer Products Division since October 1999. Prior to that, Mr. Burke held a series of positions of increasing responsibility in Navarre Computer Products Division since joining the Company in July 1995. Prior to joining the company, Mr. Burke held various marketing, sales and account manager positions with Imtron and Blue Cross/Blue Shield of Minnesota.

         Steve Pritchitt has been Senior Vice President, Navarre Entertainment Media since April 2001. Mr. Pritchitt worked for Navarre's eSplice subsidiary from January 2000 to March 2001, where he served as Vice President, Content Acquisition. Prior to joining Navarre, Mr. Pritchitt was Chief Operating Officer and a founding partner of Safety First Systems LLC, a technology services company from 1997 to 1999. He was Senior Vice President, International for Atlantic Records from 1995 to 1997. Mr. Pritchitt's prior entertainment industry experience includes various senior positions in marketing, product development, and international and artist development for Polygram Records, Inc., CBS Records International and CBS Records U.K.

         John Turner has been Senior Vice President of Operations since December 2001. He previously served as Vice President of Operations since joining the Company in September 1995. Prior to joining Navarre, Mr. Turner was Senior Director of Distribution for Nordic Track in Chaska, MN from July 1993 to September 1995. Prior to that, he held various positions in logistics in the United States and in the United Kingdom.

         Kathleen Conlin has been Vice President, Corporate Controller since 1995. Ms. Conlin has served in a series of positions of increasing responsibility since joining the Company in April 1984.

         Joyce Fleck has been Vice President, Marketing since January 2000. Ms. Fleck also served as Director of Marketing since joining Navarre in May 1999. Prior to joining Navarre she held divisional marketing and merchandising positions at The Musicland Group from 1986 to 1997 and senior buying positions at Grow Biz International, from 1997 to 1999.

         Margot McManus has been Vice President, Human Resources since January 2000. Ms. McManus also served as Director of Human Resources since joining the Company in August of 1995. Prior to joining Navarre she had fifteen years of human resources and business experience including human resources management roles with Access Management and Consul Restaurant Corporation.

         Ian Warfield has been Vice President, Business Development since April 2001. Prior to that, Mr. Warfield had been President and Chief Operating Officer of eSplice since January 2000. Before January 2000, Mr. Warfield was Vice President and General Manager, Computer Products Division, of Navarre since January 1998 when he joined the Company. Prior to joining Navarre, Mr. Warfield's twenty five year industry career included senior management roles at Microgistix, IMS Consulting, Software, Etc and Technology Marketing Group. His consulting experience included strategic engagements with IBM, Compaq, Hewlett Packard, Samsonite and American Airlines.

         James Colson has been Vice President of Business Affairs, Navarre Entertainment Services, since November 2001. From 1997 to 2001, he was General Manager of Valley Media, Inc.'s profitable independent music distribution division, DNA. From 1999 to 2001 he also assumed the title of Vice President of Independent Distribution for Valley Media and from 1995 to 1997 as the controller. Prior to that, Mr. Colson held senior finance and accounting management positions with a number of companies in the retail, service, and not-for-profit industries. Mr. Colson is a certified public accountant who began his career with Grant Thornton and has an M.B.A. in finance.

                             EXECUTIVE COMPENSATION

The following table sets forth the annual compensation and other components of compensation for the fiscal years ending March 31, 2002, 2001, and 2000 for Eric
H. Paulson, our Chief Executive Officer, Charles E. Cheney, and James Gilbertson, our only other executive officers whose total cash compensation exceeded $100,000 (together, the "Named Executive Officers") during the fiscal year ended March 31, 2002.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                             ANNUAL COMPENSATION                  ------------
                                             -------------------                   SECURITIES     ALL OTHER
           NAME AND            FISCAL                              OTHER ANNUAL    UNDERLYING       COMPEN-
      PRINCIPAL POSITION        YEAR      SALARY        BONUS      COMPENSATION     OPTIONS         SATION
-------------------------------------------------------------------------------------------------------------
Eric H. Paulson
  Chairman of the Board,        2002     $335,193     $ 30,000           --              --       $ 62,477(2)
  Chief Executive Officer       2001     $325,000     $130,000           --         100,000       $103,564(3)
  and President                 2000     $325,950           --           --         100,000                --

Charles E. Cheney               2002     $241,952     $ 10,000     $  9,000(1)           --       $ 39,388(2)
   Vice-Chairman,               2001     $235,000     $ 94,000     $  9,000(1)      100,000       $ 78,547(3)
   Secretary and Treasurer      2000     $232,500           --     $  9,346(1)      100,000                --

James Gilbertson                2002     $176,231     $  8,750     $  6,000(1)      100,000                --
   Vice President, Chief
   Financial Officer

(1)      Represents car allowance.
(2) Amounts reflect life insurance premiums paid by us of $62,477 for Mr. Paulson and $18,889 for Mr. Cheney plus tuition of $20,499 for Mr. Cheney.
(3) Amounts reflect accommodation fees paid to Mr. Paulson of $40,000 and to Mr. Cheney of $55,000 in connection with loans made to the Company to facilitate the repurchase of shares from a preferred shareholder and life insurance premiums paid by the Company of $63,564 for Mr. Paulson and $23,547 for Mr. Cheney.

EMPLOYMENT AGREEMENTS

Eric H. Paulson Employment Agreement

We entered into an employment Agreement with Mr. Paulson effective November 1, 2001, providing for his employment as President and Chief Executive Officer. The Agreement with Mr. Paulson terminates on March 31, 2007. The Agreement currently provides for a Base Salary of $350,000 per year, subject to annual adjustments by the Board of Directors, an annual Target Bonus of up to one hundred percent (100%) of his Base Salary, upon his achievement of objectives established by the Board of Directors, based upon net profits, net sales and specific goals. Mr. Paulson also is entitled to reasonable business expenses, medical and disability insurance, a $2.0 million life insurance policy, vacation, automobile expense and is entitled to participate in other benefit plans of the Company on the same basis as other officers.

The Agreement provides that Mr. Paulson is entitled to a loan of $1.0 million, which will be forgiven, together with accrued interest, in equal installments of $200,000 on each of March 31, 2003, 2004, 2005, 2006 and 2007, and will be deemed paid and satisfied upon termination of Mr. Paulson's employment, except termination by the Company for Company Cause or by Mr. Paulson without Executive Cause. At March 31, 2002, $285,225 was outstanding on the loan. An additional $714,755 was advanced to Mr. Paulson on April 1, 2002. The loan bears interest at 5.5 percent per year.

The Agreement also establishes an incentive-based deferred compensation plan under which Mr. Paulson is eligible to receive an award of $1,000,000 if the Company's common stock closes above $4.00 for any consecutive 30 trading days during the employment period, with an increase up to $4,000,000 if the common stock trades over $10.00 per share for any 30 consecutive trading days during the employment period. In addition, the amount of deferred compensation to Mr. Paulson may be increased to $3,000,000 upon the occurrence of a change in control effected through an asset sale, merger, tender offer, consolidation or similar transaction in which shareholders of the Company receive consideration with a fair market value of $6.00 or more per share.

If the employment of Mr. Paulson is terminated by the Company without Company cause or by Mr. Paulson for Executive Cause, Mr. Paulson is entitled to receive the greater of (i) his Base Salary and Target Bonuses through the end of the Agreement or three years, whichever is greater; plus (ii) accrued but unpaid benefits. Mr. Paulson would also be entitled to receive other employee benefits for a period of the greater of three years or the end of the Agreement.

In the event that Mr. Paulson's employment is terminated by the Company without Company cause or by Mr. Paulson for Executive Cause after a Change in Control, then in addition to the payments otherwise due Mr. Paulson, the Company would be obligated pay him an amount equal to his Average Annual Compensation multiplied by 2.99, which at March 31, 2002, would have been equal to $1,247,315.

At the completion of Mr. Paulson's employment on March 31, 2007, Mr. Paulson will be entitled to receive his Average Annual Compensation for a period of three years, plus any accrued but unpaid benefits. The Company will also be required to maintain Mr. Paulson's other employee benefits for three years.

Charles E. Cheney Leave of Absence Agreement

On July 15, 2002, we entered into an agreement with Mr. Cheney under which Mr. Cheney will have a leave of absence until February 1, 2004 to enable him to complete law school. Under the agreement, Mr. Cheney will be paid nominal compensation, but will continue to receive health and dental insurance, life insurance, disability insurance, payment of law school education expenses and certain club memberships. Upon his return to work, Mr. Cheney will be entitled to a salary of $240,000 per year. During the leave of absence period, Mr. Cheney will be compensated for serving as a director by receiving the same retainer, board attendance fees and stock options received by non-employee directors. See "Director Compensation."

In the event Mr. Cheney's agreement is terminated by the Company without Company cause or by Mr. Cheney for Executive Cause, Mr. Cheney is entitled to receive $240,000 per year for two years in exchange for a non-compete agreement, plus accrued but unpaid benefits.

In the event that Mr. Cheney's employment is terminated by the Company without Company cause or by Mr. Cheney for Executive Cause after a Change in Control, then in addition to the payments otherwise due Mr. Cheney, the Company will pay him an amount equal to his Average Annual Compensation multiplied by 2.99, which at March 31, 2002 would have been equal to $916,069.

We do not have a written employment agreement with Mr. Gilbertson.

STOCK OPTION PLAN

Our 1992 Stock Option Plan (the "1992 Plan") was approved by the Board of Directors on September 1, 1992. A total of 4,224,000 shares of our authorized common stock are reserved for issuance under the 1992 Plan. At July 1, 2002, we had issued 1,174,046 shares under the Plan, 2,007,100 shares were subject to outstanding options and warrants and 1,042,854 shares were for future grant. The purpose of the 1992 Plan is to attract and retain talented employees, non-employee directors, consultants and independent contractors, as well as reward such persons who contribute to the achievement of our economic objectives, by giving them a proprietary interest in us. The 1992 Plan provides for both incentive stock options and non-statutory stock options. Incentive stock options are granted at an exercise price based upon fair market value and receive favorable tax treatment under the Internal Revenue Code. Non-statutory stock options are granted at an exercise price determined by the Board of Directors and do not qualify for favorable tax treatment.

The following table sets forth certain information regarding (i)stock options granted to the Navarre's Executive Officers during our 2002 fiscal year and (ii) the potential value of these options determined pursuant to SEC rules.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                               POTENTIAL
                                               INDIVIDUAL GRANTS                               REALIZABLE
                                                                                            VALUE AT ASSUMED
                            NUMBER OF        PERCENT OF                                      ANNUAL RATES OF
                            SECURITIES      TOTAL OPTIONS                                      STOCK PRICE
                            UNDERLYING       GRANTED TO       EXERCISE                       APPRECIATION FOR
                             OPTIONS        EMPLOYEES IN        PRICE      EXPIRATION         OPTION TERM (1)
          NAME               GRANTED         FISCAL YEAR       ($/SH)         DATE            5%           10%
----------------------------------------------------------------------------------------------------------------
Eric H. Paulson                None             ----            ----          ----           None         None
Charles E. Cheney              None             ----            ----          ----           None         None
James Gilbertson              50,000            10.1%           $1.22        5/25/07       $77,853      $98,241
                              50,000            10.1%           $1.07        1/25/08       $68,217      $86,082


(1) Represents the potential realizable value of grant of options assuming that the market price of the underlying common stock appreciates in value from its fair market value on the date of the grant to the end of the option term at the indicated annual rates.

The following table sets forth information with respect to Navarre Executive Officers concerning the exercise of options during fiscal 2002 and unexercised options held at March 31, 2002.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

                             SHARES                                                         VALUE OF UNEXERCISED
                            ACQUIRED                       NUMBER OF UNEXERCISED                IN-THE-MONEY
                               ON           VALUE           OPTIONS AT YEAR END              OPTIONS AT YEAR END
          NAME              EXERCISE      REALIZED       EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------------
Eric H. Paulson               None          None          185,000          165,000         None            None
Charles E. Cheney             None          None          167,000          163,000         None            None
James Gilbertson              None          None           20,000          130,000         None           $1,550

The closing price on March 31, 2002, as reported on the Nasdaq Stock Market, was $1.10 per share.


                              CERTAIN TRANSACTIONS

At March 31, 2002, Mr. Paulson was indebted to us in the principal amount of $285,225. We accrue interest on the outstanding indebtedness at the rate of 5.25 percent per year. See "Employment Agreements" for a description of the loan.

On September 25, 2001, Mr. Cheney purchased 736,900 shares of Navarre common stock from Mr. Teo at the market price of $.85 and on October 4, 2001 sold them to Navarre for the same price. Mr. Cheney purchased the shares initially because the Company was in the process of finalizing a new credit facility. Mr. Cheney did not receive any additional direct or indirect compensation from the Company for facilitating the ultimate repurchase by the Company.

                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of our financial reporting system by overseeing and monitoring management's and the independent auditors' participation in the financial reporting process. The Audit Committee is comprised of independent directors, consisting of Mr. Sippl, Mr. Snow, and Mr. Teo. Each of the members of the current Audit Committee is independent as defined by the Nasdaq listing standards. This report is submitted by those individuals serving on the Committee for fiscal 2002. A copy of the Company's audit charter was attached to the Notice and Proxy Statement for the Navarre Annual Meeting of Shareholders held on September 13, 2001.

The Audit Committee held four meetings during fiscal year 2002. The meetings were designed to facilitate and encourage private communication between the Audit Committee and our independent accountants, Ernst & Young LLP.

During the meetings, the Audit Committee reviewed and discussed the audited financial statements with management and Ernst & Young LLP. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The discussions with Ernst & Young LLP also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

Ernst & Young LLP provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This information was discussed with Ernst & Young LLP.

Ernst & Young LLP have been the auditors for the Company since 1991 and have been selected by the Board of Directors, upon recommendation of the Audit Committee, to serve as such for the current fiscal year. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement and will be available to respond to appropriate questions.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended March 31, 2002 for filing with the Securities and Exchange Commission.

                      SUBMITTED BY THE AUDIT COMMITTEE OF
                        THE COMPANY'S BOARD OF DIRECTORS

         James G. Sippl           Michael L. Snow          Alfred Teo

                      REPORT OF THE COMPENSATION COMMITTEE

Decisions on compensation of the Company's executives are generally made by the Compensation Committee of the Board (the "Committee"). For fiscal 2002 the members were Mr. Sippl, Mr. Weyl, and Mr. Wiltz. All decisions by the Committee relating to the compensation of the Company's executive officers are reviewed by the full Board, except for decisions about awards under the Company's 1992 Stock Option Plan, which are made solely by the Committee. The Compensation Committee held five meetings during fiscal year 2002. Set forth below is a report submitted by the Committee addressing the Company's compensation policies for its executive officers, including Mr. Paulson, the Company's Chief Executive Officer for fiscal 2002.

COMPENSATION PHILOSOPHY

The Committee's executive compensation policies are designed to provide competitive levels of compensation in order to attract and retain highly qualified executives, establish compensation levels based upon a comparison of job responsibility within the Company to similar positions in comparable companies and industries, and recognize individual performance based upon long-term specific goals, as opposed to short-term or arbitrary measurements of performance.

BASE SALARY

The Committee annually reviews each executive officer's salary. In determining appropriate base salary levels, the Committee considers levels of responsibility, performance on behalf of the Company, the overall performance of the Company and external pay practices. With respect to external pay practices, the Committee uses various surveys of executive compensation for companies of similar size and comparable industries as a basis for determining competitive levels of cash compensations.

ANNUAL INCENTIVE AWARDS

The Company pays bonuses to its executive officers based upon the performance of the Company. Mr. Paulson was eligible to receive an amount up to eighty percent of his base salary and Mr. Cheney to receive an amount up to sixty percent of his base salary under their prior employment agreements. The Committee may award executive officers either cash, common stock or a combination of cash and common stock as incentive compensation. With respect to fiscal 2002, Mr. Paulson received a bonus of $30,000 and Mr. Cheney received $10,000.

STOCK OPTIONS

In order to promote improved long-term performance by the Company, the Committee awards stock options to the Company's executive officers. Stock options are awarded in order to achieve competitive compensation levels and to reward individual performance of executive officers. Stock options only have value for the executive officers if the price of the Company's stock appreciates in value from the date the stock options are granted. Shareholders also benefit from such stock price appreciation. The Compensation Committee believes that the grant of restricted stock grants provides additional compensation to the Company officers by providing them with an additional equity interest in the Company's securities.

CHIEF EXECUTIVE OFFICER COMPENSATION

Mr. Paulson's base pay for fiscal 2002 was $335,000. The compensation package for Mr. Paulson was set by the Board of Directors. Mr. Paulson's base salary was established in connection with the execution of an employment agreement in November 2001. During fiscal 2002, the Company made cost of living adjustments to the base salary. Mr. Paulson received a bonus of $30,000 during fiscal 2002 based upon

Mr. Paulson's achievements during fiscal 2001, including record Company revenues. Under the agreement, Mr. Paulson's future bonuses will depend upon the Company's achievement of specific goals established by the Board of Directors with respect to profits, sales and other specific goals established by the Board. The terms of Mr. Paulson's employment agreement are set forth in the section entitled "Employment Agreements."


                 SUBMITTED BY THE 2001 COMPENSATION COMMITTEE OF
                        THE COMPANY'S BOARD OF DIRECTORS

          James G. Sippl            Tom Weyl            Dickinson Wiltz

PERFORMANCE GRAPH

The following Performance Graph compares performance of the Company's common stock on the Nasdaq National Market System to the Nasdaq Stock Market (US Companies) Index and a Peer Group Index described below. The graph compares the cumulative total return from March 31, 1997 to March 31, 2002 on $100 invested on March 31, 1997 assumes reinvestment of all dividends and has been adjusted to reflect stock splits.

The Peer Group Index below includes the stock performance of the following companies which were used in the Company's performance graph in the Company's proxy statement for fiscal 2002: Handleman Co., Ingram Micro Inc., Merisel Inc., Platinum Entertainment, Inc. and Tech Data Corp. This group is comprised of companies that, in fiscal 2002 had similar music or software distribution operations.

[LINE GRAPH]


                                                    3/97      3/98       3/99      3/00       3/01      3/02
                                                   ----------------------------------------------------------
  Navarre Corporation                              100.00     91.30     484.78    136.97      47.83     38.26
  Nasdaq Stock Market                              100.00    151.57     204.77    380.94     152.35    153.42
  Self-Determined Peer Group                       100.00    155.76     105.47    107.91      93.62    130.42

                                     GENERAL



                              INDEPENDENT AUDITORS

The Board of Directors has selected the firm of Ernst & Young LLP, independent public accountants, as auditors to the Company for the year ended March 31, 2003. Ernst & Young LLP has audited the Company's financial statements since 1991. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to make a statement if he or she so desires and to respond to appropriate questions.

AUDIT FEES

The aggregate fees billed to the Company by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements for the 2002 fiscal year and review of quarterly financial statements and Securities and Exchange Commission filings for that year were $90,500.

ALL OTHER FEES

Other than audit fees, the aggregate fees billed to the Company by Ernst & Young LLP and other firms for the most recent fiscal year were $27,000, which consisted of $17,500 for accounting consultation fees and $9,500 for tax preparation and filing fees. The Company paid no financial information systems design and implementation fees to Ernst & Young LLP. The Audit Committee of the Board of Directors has determined that the services performed by Ernst & Young LLP other than audit services are not incompatible with Ernst & Young LLP maintaining its independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5. Based upon its review of Forms 3, 4 and 5 filed by the Company's insiders, the Company believes all such forms with respect to transactions occurring in fiscal 2002 were filed on a timely basis.

SHAREHOLDER PROPOSALS

Any shareholder desiring to submit a proposal for action at the 2003 Annual Meeting of Shareholders and presentation in the Company's proxy statement with respect to such meeting should arrange for such proposal to be delivered to the Company's offices, 7400 49th Avenue North, New Hope, Minnesota 55428 addressed to Secretary, no later than March 30, 2003 in order to be considered for inclusion in the Company's proxy statement relating to the meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

In addition, SEC Rule 14a-4 governs the Company's use of its discretionary proxy voting authority with respect to a shareholder proposal that is not addressed in the Company's proxy statement. The Rule provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. With respect to the Company's 2003 Annual Meeting, if the Company is not provided notice of a shareholder proposal prior to June 15, 2003, the Company will be allowed to use its voting authority as described above.

OTHER BUSINESS

All items of business intended by the management to be brought before the meeting are set forth in the Proxy Statement, and the management knows of no other business to be presented. If other matters of business not presently known to the Board of Directors shall be properly raised at the Annual Meeting, it is the attention of the persons named in the proxy to vote on such matters in accordance with their best judgment.

The Company's Annual Report on Form 10-K for fiscal 2002 is enclosed herewith. Shareholders may also view this Proxy Statement and Form 10-K on Navarre's website www.navarre.com or receive a copy by writing to: Navarre Corporation, 7400 49th Avenue North, New Hope, Minnesota 55428, Attention: James Gilbertson, or by calling the Company at (763) 535-8333


By Order of the Board of Directors




                                                      /s/ Charles E. Cheney
                                                      Charles E. Cheney
                                                      Secretary

Dated: July 29, 2002

                               NAVARRE CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS
                           THURSDAY, SEPTEMBER 5, 2002
                                    3:30 P.M.


NAVARRE CORPORATION
7400 - 49TH AVENUE NORTH
NEW HOPE, MN 55428                                                         PROXY
--------------------------------------------------------------------------------
PROXY SOLICITED BY BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Charles E. Cheney and Eric H. Paulson, and either of them, as proxy or proxies, with full power of substitution and revocation, to vote all shares of common stock of Navarre Corporation (the "Company") of record in the name of the undersigned at the close of business on July 12, 2002, at the Annual Meeting of Shareholders to be held on Thursday, September 5, 2002, or at any adjournment thereof, upon the following matters:


                      See reverse for voting instructions.

                                                            COMPANY #
                                                            CONTROL #

THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE
- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon EST on September 4, 2002.

- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

- Follow the simple instructions the Voice provides you.

VOTE BY INTERNET -- http://www.eproxy.com/navr/ -- QUICK *** EASY *** IMMEDIATE

- Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon CST on _____________.

- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to NAVARRE CORPORATION c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.



      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.
                             - Please detach here -
--------------------------------------------------------------------------------

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

1.  Election of directors:  01  Eric H. Paulson
                            02  James G. Sippl


[ ] Vote FOR                    [ ] Vote WITHHELD
    all nominees                    from all nominees
    except as indicated below


------------------------------------------------------

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN THE PROXY STATEMENT.


Address Change? Mark Box [ ]
Indicate changes below:
                                        Date
                                             -----------------------------------


                                        Signature(s) in Box
                                        Please sign exactly as your name(s)
                                        appear on Proxy. If held in joint
                                        tenancy, all persons must sign.
                                        Trustees, administrators, etc., should
                                        include title and authority.
                                        Corporations should provide full name of corporation and title of authorized officer signing the proxy.